UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    FDI Asset Purchase Agreement

    On May 20, 2013, Mobivity Holdings Corp. (the “Company”) acquired the assets of Front Door Insights, LLC, Michigan limited liability company (“FDI”), pursuant to an asset purchase agreement dated May 20, 2013 between the Company, FDI and the members of FDI.  Pursuant to the  asset purchase agreement, the Company acquired all of the assets of FDI, except for certain existing service contracts, and assumed a commercial lease, in consideration of the Company’s payment of $100,000, delivery a promissory note in the principal amount of $1,400,000 and issuance of 7,000,000 shares of common stock of the Company.  The assets acquired from FDI consisted of cash on hand of seller, accounts receivable, personal property including equipment, furniture, office equipment, all rights under all contracts other than  excluded contracts, all prepaid expenses, and all technology and intellectual property rights.

    The promissory delivered by the Company to FDI under the asset purchase agreement is non-interest bearing and is due and payable on August 20, 2013.  In the event the Company fails to pay the entire principal amount under the note by such date, the unpaid principal amount shall convert automatically to a 10% Senior Secured Convertible Bridge Note of the Company.

    The asset purchase agreement includes a working capital adjustment pursuant to which the number of shares issuable to the FDI will be increased, or decreased, in the event the working capital of FDI exceeds, or is less than, $10,000, respectively, as of the closing.  In either event, the number of shares issuable to FDI will be increased or decreased, as the case may be, by a share amount equal to the amount by which the working capital as of the closing exceeds or is less than $10,000, divided by $0.25.  Pursuant to the asset purchase agreement, 25% of the shares to be issued to FDI, or 1,750,000 shares, will be held in escrow and available for offset against any claims for indemnification that might be brought by the Company against FDI or its members, during the first 12 months following the close, for certain breaches of the asset purchase agreement.

    The asset purchase agreement contains customary representations, warranties and covenants by the parties, including each party’s agreement to indemnify the other against any claims or losses arising from their breach of the asset purchase agreement.  FDI and its members have also agreed that for a period of three years following the closing not to engage in the business of providing interactive mobile marketing platforms or services or to solicit the pre-closing clients, vendors or employees of FDI, except in each case on behalf of the Company.

    Bynum Employment Agreement

    In connection with the Company’s acquisition of FDI, on May 20, 2013, the board of directors of the Company appointed Michael K. Bynum to serve as president and a member of the board of directors of the Company and Tom Tolbert, the former chief executive officer of FDI, to serve as the executive vice president and chief sales officer of the Company. The board of directors of the Company also approved the employment agreements between the Company and Mr. Bynum and Mr. Tolbert described below. Dennis Becker, formerly the president of the Company, will continue to serve as chief executive officer of the Company.

    Pursuant to his employment agreement with the Company, Mr. Bynum has agreed to serve as president of the Company for a three year term expiring on May 19, 2016, subject to automatic renewal for additional one year periods unless either party elects not to renew prior to the end of the then current term.  Mr. Bynum’s duties and authorities include those typically associated with the office of president and Mr. Bynum has agreed to devote all of his business time to the affairs of the Company.

    The Company has agreed to pay Mr. Bynum a base salary $200,000, subject to annual review by the compensation committee of the board of directors of the Company.   The Company has also agreed to pay Mr. Bynum a quarterly bonus of one percent (1%) of the gross revenues of the Company.  Pursuant to his employment agreement with the Company, Mr. Bynum is eligible to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.

    Mr. Bynum’s employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

    Pursuant to Mr. Bynum’s employment agreement, the Company has agreed, subject to its receipt of an additional $3 million of working capital in the form of cash, to grant Mr. Bynum an option to purchase a number of shares of Company common stock, over a five year period from the date of grant, equal to five percent (5%) of the number of outstanding shares of the Company following the financing.  The exercise price of the option shall be equal to fair market value on date of grant.  The option will vest and first become exercisable as follows: (a) 20% of the shares underlying the option will vest and first become exercisable upon the date of grant; (b) 40% of the shares underlying the option will vest and first become exercisable when the Company realizes $10,000,000 of gross revenue over any fiscal year; and (c) the final 40% of the shares underlying the option will vest and first become exercisable at the rate of 1/48th per month over a 48 month period commencing on date of grant, provided that the vesting of the final 40% shall accelerate and become fully vested when the Company realizes $15,000,000 of gross revenue over any  fiscal year.  Mr. Bynum’s option shall otherwise be on terms and conditions the current equity incentive plan.

    In the event Mr. Bynum’s employment with the Company is terminated by Mr. Bynum for good reason, by the Company without cause or the Company elects not to renew his agreement, the Company shall pay Mr. Bynum, in addition to all other amounts then due and payable, 12 additional monthly installments of his base salary.

    Tolbert Employment Agreement

    Pursuant to his employment agreement with the Company, Tom Tolbert has agreed to serve as executive vice president and chief sales officer of the Company for a three year term expiring on May 19, 2016, subject to automatic renewal for additional one year periods unless either party elects not to renew prior to the end of the then current term.  Tolbert’s duties and authorities include those typically associated with the office of executive vice president and chief sales officer and Mr. Tolbert has agreed to devote all of his business time to the affairs of the Company.

    The Company has agreed to pay Mr. Tolbert a base salary $175,000, subject to annual review by the compensation committee of the board of directors of the Company.   The Company has also agreed to pay Mr. Tolbert a quarterly bonus of one percent (1%) of the gross revenues of the Company.  Pursuant to his employment agreement with the Company, Mr. Tolbert is eligible to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to other executive employees of Company.  Mr. Tolbert’s employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

    Pursuant to Mr. Tolbert’s employment agreement, the Company has agreed, subject to its receipt of an additional $3 million of working capital in the form of cash, to grant Mr. Tolbert an option to purchase a number of shares of Company common stock, over a five year period from the date of grant, equal to five percent (5%) of the number of outstanding shares of the Company following the financing.  The exercise price of the option shall be equal to the fair market value on date of grant.  The option will vest and first become exercisable as follows: (a) 20% of the shares underlying the option will vest and first become exercisable upon the date of grant; (b) 40% of the shares underlying the option will vest and first become exercisable when the Company realizes $10,000,000 of gross revenue over any  fiscal year; and (c) the final 40% of the shares underlying the option will vest and first become exercisable at the rate of 1/48th per month over a 48 month period commencing on grant date, provided that the vesting of the final 40% shall accelerate and become fully vested when the Company realizes $15,000,000 of gross revenue over any  fiscal year.  Mr. Tolbert’s option shall otherwise be on terms and conditions the current equity incentive plan.

    In the event Mr. Tolbert’s employment with the Company is terminated by Mr. Tolbert for good reason, by the Company without cause or the Company elects not to renew his agreement, the Company shall pay Mr. Tolbert, in addition to all other amounts then due and payable, 12 additional monthly installments his base salary.

    On May 22 and May 21, 2013, the Company issued separate press releases announcing the appointments of Messrs. Bynum and Tolbert and the closing of the FDI asset acquisition, respectively, described in this Item 1.01.  Copies of the press releases are attached as Exhibits 99.1 and 99.2.

Item 2.01 Completion of Acquisition or Disposition of Assets

    On May 20, 2013, the Company acquired the assets of Front Door Insights, LLC, a Michigan limited liability company (“FDI”), pursuant to an asset purchase agreement dated May 20, 2013 between the Company, FDI and the members of FDI.  The terms of the asset acquisition are reported in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

    On May 20, 2013, the Company issued 7,000,000 shares of its common stock to Front Door Insights, LLC, a Michigan limited liability company (“FDI”), pursuant to an asset purchase agreement dated May 20, 2013 between the Company, FDI and the members of FDI.  The terms of the transaction are reported in Item 1.01 above.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.  There were no commissions or finder’s fees paid by the Company in connection with the issuance of the shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On May 20, 2013, and in connection with the Company’s acquisition of Front Door Insights, LLC, a Michigan limited liability company (“FDI”), the board of directors of the Company appointed Michael K. Bynum to serve as president and a member of the board of directors of the Company and Tom Tolbert, the former chief executive officer of FDI, to serve as the executive vice president and chief sales officer of the Company. The board of directors of the Company also approved the employment agreements between the Company and Mr. Bynum and Mr. Tolbert, each of which are described in Item 1.01 above and filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K. Dennis Becker, formerly the president of the Company, will continue to serve as chief executive officer of the Company.  Mr. Tolbert is an officer and member of FDI, which is a party to an asset purchase agreement with the Company.  The terms of the asset purchase agreement are described in Item 1.01 above and the asset purchase agreement and related promissory note are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

    Mr. Bynum, age 58, served as chief executive officer and president of Phone Directories Corp, a Utah-based publisher of yellow page phone books, from July 2007 through June 2010. Mr. Bynum was also an investor and a director.From June 2006 until June 2010, Mr. Bynum was an investor and director of Canpages, the largest independent telephone directory publisher in Canada.In May 1993, Mr. Bynum and seven partners founded TransWestern Publishing, an independent publisher of telephone directories. Mr. Bynum served as executive vice-president of sales until May 2003.Mr. Bynum also serves as a director of the Oklahoma Wildlife Management Association, which he co-founded in 2006.  Since 2010 Mr. Bynum has managed his private investments.

    Mr. Tolbert, age 42, served as chief executive officer of Front Door Insights, LLC, from 2009 to 2013, which was recently acquired by the Company. From 2002 to 2008, Mr. Tolbert served as regional vice president and then senior vice president of sales at KW Brock Directories, a Pittsburg, Kansas based business engaged in delivering print and digital marketing services to local advertisers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    As described in Item 1.01 above, on May 20, 2013, the board of directors of the Company appointed Michael K. Bynum to serve as president and a member of the board of directors of the Company. Dennis Becker, formerly the president of the Company, will continue to serve as chief executive officer of the Company. On May 20, 2013, and in connection with the Company’s appointment of Michael K. Bynum to serve as president of the Company, the board of directors of the Company approved certain amendments to the bylaws of the Company for purposes of creating the office of the chief executive officer and adjusting the terms of the office of president to reconcile that office to the newly created office of the chief executive officer.

    Pursuant to the bylaw amendments, the chief executive officer of the Company shall, subject to the bylaws and the control of the board of directors, generally supervise and control all of the business and affairs of the Company. The bylaw amendments provide that the president of the Company shall, subject to the bylaws, the control of the board of directors and the supervisory powers of the chief executive officer, have the responsibility for the general management and control of the business and affairs of the Company and the general supervision and direction of all of the officers, employees and agents of the Company, other than the chief executive officer.

    A copy of the amendment to the bylaws is filed as Exhibit 3.2 to this Exhibit.

Item 9.01 Financial Statements and Exhibits.

(a) and (b)

    The Company intend to file by way of amendment to this Form 8-K the historical and pro forma financial statements of Front Door Insights, LLC required by this Item 9.01 within 71 days of the required filing date of this Form 8-K.

(d)	Exhibits

    The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

3.2	Amendment No. 2 to the Bylaws of Mobivity Corp., effective as of May 20, 2013	Filed herewith
10.1	Asset Purchase Agreement dated May 20, 2013 between the Registrant and Front Door Insights, LLC	Filed herewith
10.2	Promissory Note dated May 20, 2013 made by the Registrant in favor of Front Door Insights, LLC	Filed herewith
10.3	Employment Agreement dated May 20, 2013 between the Registrant and Michael K. Bynum	Filed herewith
10.4	Employment Agreement dated May 20, 2013 between the Registrant and Tom Tolbert	Filed herewith
99.1	Press release dated May 22, 2013 announcing the appointments of Michael K. Bynum and Tom Tolbert	Filed herewith
99.2	Press release dated May 21, 2013 announcing the acquisition of Front Door Insights, LLC	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY CORP.
May 24, 2013	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer